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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

    Date of Report                                           MARCH 23, 2000
    (Date of earliest event reported)

                             MAIN STREET TRUST, INC.
             (Exact name of Registrant as specified in its charter)

                                    ILLINOIS
                 (State or other jurisdiction of incorporation)

                  91759                                37-13338484
    (Commission File Number)             (I.R.S. Employer Identification Number)

    100 W. University Ave., Champaign, Illinois                       61820-4028
      (Address of principal executive offices)                        (Zip Code)

                                 (217) 351-6500
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER INFORMATION

         Effective Thursday, March 23, 2000, BankIllinois Financial Corporation ("BIFC") and First Decatur Bancshares, Inc. ("FDEC") completed their merger into Main Street Trust, Inc. ("Main Street"), a company formed by BIFC and FDEC to serve their combined customer base located across central Illinois.

         In the transaction, FDEC's stockholders received 1.638 shares of the newly issued Main Street common stock for each share held of FDEC, and BIFC stockholders received one share of Main Street stock for each share held of BIFC. Based upon the two companies' financial results at the end of last year, Main Street has total assets in excess of $1.05 billion, deposits exceeding $800 million and over $1.1 billion in assets under management.

         Main Street is the parent company of BankIllinois, First National Bank of Decatur, First Trust Bank of Shelbyville and FirsTech, Inc., a telecommunications bill processing company.

         A press release announcing the completion of the transaction is attached as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  None.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  None.

         (c)      EXHIBITS.

                  99.1     Press release dated March 23, 2000


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        MAIN STREET TRUST, INC.

Dated:  March 23, 2000                  By:    /s/ Van A. Dukeman
                                               ---------------------------------
                                               Van A. Dukeman
                                               President







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